UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 1, 2015 (September 30, 2015)

Date of Report (Date of earliest event reported)

TYLER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10485	75-2303920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5101 TENNYSON PARKWAY

PLANO, TEXAS 75024

(Address of principal executive offices)

(972) 713-3700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 30, 2015, Tyler Technologies, Inc., a Delaware corporation (“Tyler”), Brinston Acquisition, LLC, a Delaware limited liability company wholly owned by Tyler (“Merger LLC”), New World Systems Corporation, a Michigan corporation (“NWS”) and, Larry D. Leinweber (the “Principal Shareholder”), individually and as the Shareholders’ Representative named therein, entered into an Agreement and Plan of Merger (the “Merger Agreement”).

The Merger Agreement provides for the merger of NWS with and into Merger LLC (the “Merger”) on the terms and subject to the conditions set forth in the Merger Agreement, with Brinston Acquisition, LLC as the surviving company and a wholly owned, direct subsidiary of Tyler.

Pursuant to the Merger Agreement, Tyler will pay the NWS shareholders aggregate merger consideration of approximately $670.0 million, which shall include an amount equal to NWS’s closing date working capital. The total merger consideration will consist of (a) approximately $360.0 million in cash, which shall include an amount equal to NWS’s closing date working capital and be subject to a post-closing working capital adjustment as described in the Merger Agreement, and (b) 2,136,207 shares of Tyler common stock, par value $0.01 per share, representing an aggregate value of $310.0 million based on the average closing price of Tyler common stock on the New York Stock Exchange for the 20 consecutive trading days ending on September 29, 2015. The cash portion of the merger consideration will be funded from cash on hand and proceeds from a new revolving credit facility.

The merger consideration paid or delivered to the NWS shareholders at the closing of the Merger will be subject to a $4.0 million cash working capital holdback from the cash consideration and an indemnity escrow composed of $18.0 million from the cash portion of the merger consideration and 106,810 shares of Tyler common stock from the stock portion of the merger consideration. The indemnity escrow will have a term of 18 months.

The Merger and the Merger Agreement have been approved by the boards of directors of both Tyler and NWS and have also been approved by the written consent of the holders of in excess of a majority of the issued and outstanding shares of NWS common stock, par value $0.01 per share.

The Merger Agreement contains customary representations, warranties, and covenants of both Tyler and NWS. The covenants include, among others, an obligation on behalf of NWS to operate its business in the ordinary course until the Merger is consummated and limitations on the right of NWS to solicit or engage in negotiations regarding alternative acquisition proposals.

The completion of the Merger is subject to customary closing conditions, including the expiration or the termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. Customary closing conditions also include the accuracy of each party’s representations and warranties in all material respects and each party’s compliance in all material respects with its obligations and covenants contained in the Merger Agreement. Tyler’s and Merger LLC’s obligations to complete the Merger are not subject to a financing condition.

The Merger Agreement may be terminated by each of Tyler and NWS under certain circumstances, including if the Merger is not consummated by December 31, 2015. The Merger Agreement also provides for certain termination rights for both Tyler and NWS. Tyler may also terminate the Merger Agreement if it determines that it is unable to obtain sufficient debt financing, which when coupled with Tyler’s available cash would be sufficient to fund the cash portion of the merger consideration. If Tyler terminates the Merger Agreement in this limited circumstance, Tyler will be required to pay NWS a termination fee of $45.0 million.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On October 1, 2015, in connection with the execution of the Merger Agreement, Tyler issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities thereof, nor shall it be incorporated by reference into future filings by Tyler under Exchange Act or under the Securities Act of 1933, as amended, except to the extent specifically provided in any such filing.

Cautionary Statement Regarding Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical in nature and typically address future or anticipated events, trends, expectations or beliefs with respect to our financial condition, results of operations or business. Forward-looking statements often contain words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” “plans,” “intends,” “continues,” “may,” “will,” “should,” “projects,” “might,” “could” or other similar words or phrases. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. We believe there is a reasonable basis for our forward-looking statements, but they are inherently subject to risks and uncertainties and actual results could differ materially from the expectations and beliefs reflected in the forward-looking statements. We presently consider the following to be among the important factors that could cause actual results to differ materially from our expectations and beliefs: (1) changes in the budgets or regulatory environments of our customers, primarily local and state governments, that could negatively impact information technology spending; (2) our ability to protect client information from security breaches and provide uninterrupted operations of data centers; (3) material portions of our business require the Internet infrastructure to be adequately maintained; (4) our ability to achieve our financial forecasts due to various factors, including project delays by our customers, reductions in transaction size, fewer transactions, delays in delivery of new products or releases or a decline in our renewal rates for service agreements; (5) general economic, political and market conditions; (6) technological and market risks associated with the development of new products or services or of new versions of existing or acquired products or services; (7) our ability to achieve growth or operational synergies through the integration of acquired businesses, while avoiding unanticipated costs and disruptions to existing operations; (8) competition in the industry in which we conduct business and the impact of competition on pricing, customer retention and pressure for new products or services; (9) the ability to attract and retain qualified personnel and dealing with the loss or retirement of key members of management or other key personnel; and (10) costs of compliance and any failure to comply with government and stock exchange regulations. A detailed discussion of these factors and other risks that affect our business are described in our filings with the Securities and Exchange Commission, including the detailed “Risk Factors” contained in our most recent annual report on Form 10-K. We expressly disclaim any obligation to publicly update or revise our forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit number	Exhibit description

2.1	Agreement and Plan of Merger, dated as of September 30, 2015, by and among Tyler Technologies, Inc., Brinston Acquisition, LLC, New World Systems Corporation, and Larry D. Leinweber, as the Principal Shareholder identified therein and the Shareholders’ Representative identified therein. (Exhibits and Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Tyler hereby undertakes to furnish supplementally copies of any of the omitted Exhibits and Schedules upon request by the U.S. Securities and Exchange Commission.)

99.1	Press Release dated October 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYLER TECHNOLOGIES, INC.

Date: October 1, 2015	By:	/s/ Brian K. Miller
Brian K. Miller
Executive Vice President and Chief Financial Officer (principal financial officer)